UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020 (April 24, 2020)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2020, the Board of Directors (the “Board”) of CapStar Financial Holdings, Inc. (the “Company”) unanimously approved and adopted, subject to shareholder approval, an amendment to the Charter of the Company (the “Amendment”) that provides for an increase in the authorized number of shares of capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock, and recommended that the Company’s shareholders approve the Amendment at the 2020 annual meeting of the Company’s shareholders (the “2020 Annual Meeting”). As described below under Item 5.07, the Company’s shareholders approved the Amendment at the 2020 Annual Meeting. Thereafter, the Company filed the Articles of Amendment to the Charter (the “Articles”) with the Secretary of State of the State of Tennessee (the “TN SOS”) on April 24, 2020, and, upon acceptance by the TN SOS, the Articles will be effective as of the date of filing.

The foregoing description of the Articles does not purport to be complete and is qualified in all respects by reference to the full text of the Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2020, the Company held the 2020 Annual Meeting at which the Company’s shareholders (i) elected twelve (12) directors to serve as directors of the Company until the 2021 annual meeting of the Company’s shareholders and until their successors have been duly elected and qualified, (ii) ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and (iii) approved an amendment to the Charter of the Company to increase the number of authorized shares of the Company’s capital stock from 30,000,000 to 40,000,000, with 35,000,000 shares being common stock and 5,000,000 shares being preferred stock (together, the “Proposals”). The Proposals presented at the 2020 Annual Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the United States Securities and Exchange Commission on March 27, 2020 (the “Proxy Statement”). Holders of 15,974,687 shares of the Company’s common stock, or 86.86% of the 18,392,336 shares of common stock that were issued and outstanding and entitled to vote, were represented by proxy at the 2020 Annual Meeting.

The following are the final voting results on the Proposals presented to the Company’s shareholders at the 2020 Annual Meeting.

Proposal 1:    Election of Directors

The Company’s shareholders elected by the following vote each of the twelve (12) director nominees nominated by the Board to serve as directors of the Company until the 2021 annual meeting of the Company’s shareholders and until their successors have been duly elected and qualified:

Director	For	Withhold	Broker Non-Votes
Dennis C. Bottorff	10,362,814	169,777	5,442,096
L. Earl Bentz	10,422,309	110,282	5,442,096
Jeffrey L. Cunningham	10,422,409	110,182	5,442,096
Thomas R. Flynn	10,417,365	115,226	5,442,096
Louis A. Green III	10,394,177	138,414	5,442,096
Myra NanDora Jenne	10,332,590	200,001	5,442,096
Joelle J. Phillips	10,427,274	105,317	5,442,096
Dale W. Polley	10,431,054	101,537	5,442,096
Timothy K. Schools	10,423,036	109,555	5,442,096
Stephen B. Smith	10,386,832	145,759	5,442,096
James S. Turner, Jr.	10,420,809	111,782	5,442,096
Toby S. Wilt	10,418,430	114,161	5,442,096

Proposal 2: Ratification of Elliott Davis, LLC as the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the Audit Committee’s appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The table below sets forth the voting results for Proposal 2:

For	Against	Abstain	Broker Non-Votes
15,914,087	58,729	1,871	—

Proposal 3: Approval of Amendment to the Charter of CapStar Financial Holdings, Inc.

The Company’s shareholders approved the Amendment. The table below sets forth the voting results for Proposal 3:

For	Against	Abstain	Broker Non-Votes
15,252,616	710,876	11,195	—

Item 9.01	Financial Statement and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Charter of CapStar Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Robert B. Anderson
Chief Financial Officer and
Chief Administrative Officer

Date: April 29, 2020